Exhibit 99.2

Independent AuditorS’ Report

To the Board of Directors and Stockholders of

Southwest Electronic Energy Corporation

Missouri City, Texas

We have audited the accompanying consolidated financial statements of Southwest Electronic Energy Corporation (a Texas corporation), which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of income and other comprehensive income (loss), changes in stockholders’ equity and cash flows for the twelve-month period then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Board of Directors and Stockholders of
Southwest Electronic Energy Corporation
Re: Independent Auditors’ Report

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwest Electronic Energy Corporation as of December 31, 2018, and the results of their operations and their cash flows for the twelve-month period then ended in accordance with accounting principles generally accepted in the United States of America.

/s/Briggs & Veselka Co.

Houston, Texas

July 15, 2019

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Southwest Electronic Energy Corporation

Consolidated Financial Statements

For the Twelve-Month Period Ended December 31, 2018

CONTENTS

SOUTHWEST ELECTRONIC ENERGY CORPORATION
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2018

ASSETS
Current assets
Cash and cash equivalents	$2,951,814
Available-for-sale securities	4,500,577
Accounts receivable, net	4,399,818
Inventory, net	4,750,656
Prepaid and other current assets	507,321
Total current assets	17,110,186

Property, plant and equipment, net	7,634,041
Intangible assets, net	7,940
Deferred tax assets, net	69,029

TOTAL ASSETS	$24,821,196

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,403,650
Accrued and other liabilities	1,254,018
Total current liabilities	2,657,668

Stockholders’ equity
Common stock; $10 par value, 10,000,000 shares authorized, 62,247 shares issued and 37,010 shares outstanding	622,470
IC-DISC; $1 par value, 2,500 shares authorized, issued and outstanding	2,500
Additional paid-in capital	367,874
Retained earnings	21,925,121
Less: treasury stock, at cost (27,737 shares)	(630,034)
Accumulated other comprehensive loss	(124,403)
Total stockholders’ equity	22,163,528

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,821,196

The accompanying notes are an integral part of these consolidated financial statements.

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
CONSOLIDATED STATEMENT OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE TWELVE-MONTH PERIOD ENDED DECEMBER 31, 2018

Net sales	$28,679,950
Cost of sales	19,279,079

Gross profit	9,400,871

Operating expenses
General and administrative	8,779,746
Depreciation and amortization	505,202
Total operating expenses	9,284,948

Income from operations	115,923

Other income (expense)
Interest income	56,009
Dividend income	131,761
Realized gain on marketable securities, net	176,791
Interest expense	(21,623)
Total other income	342,938

Income before income taxes	458,861
Income tax expense	(118,797)

Net income	340,064

Other comprehensive income (loss):
Change in net unrealized losses on securities available-for-sale during the period	(582,358)
Reclassification adjustment for gains included in net income	176,791
Total other comprehensive loss	(405,567)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(65,503)

The accompanying notes are an integral part of these consolidated financial statements.

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE TWELVE-MONTH PERIOD ENDED DECEMBER 31, 2018

								Accumulated
					Additional			Other	Total
	Common Stock		IC-DISC		Paid-In	Retained	Treasury	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Stock	Income (Loss)	Equity

BALANCE, DECEMBER 31, 2017	62,247	$622,470	2,500	$2,500	$367,874	$21,834,656	$(630,034)	$281,164	$22,478,630

Distributions paid	-	-	-	-	-	(239,000)	-	-	(239,000)

Noncash distribution of property and equipment to owner	-	-	-	-	-	(10,599)	-	-	(10,599)

Net income	-	-	-	-	-	340,064	-	-	340,064

Other comprehensive loss	-	-	-	-	-	-	-	(405,567)	(405,567)

BALANCE, DECEMBER 31, 2018	62,247	$622,470	2,500	$2,500	$367,874	$21,925,121	$(630,034)	$(124,403)	$22,163,528

The accompanying notes are an integral part of these consolidated financial statements.

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE TWELVE-MONTH PERIOD ENDED DECEMBER 31, 2018

Cash flows from operating activities
Net income	$340,064
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization expense	592,311
Bad debt expense	5,000
Deferred tax expense	73,907
Realized gain on marketable securities, net	(176,791)
Change in operating assets and liabilities:
Accounts receivable	(1,337,020)
Inventory	(912,629)
Prepaid and other current assets	35,480
Accounts payable	853,153
Accrued and other liabilities	8,092
Net cash from operating activities	(518,433)

Cash flows from investing activities
Purchases of marketable securities	(4,884,767)
Proceeds from sale of marketable securities	7,643,739
Purchases of property and equipment	(100,964)
Net cash from investing activities	2,658,008

Cash flows from financing activities
Distributions paid	(239,000)
Net cash from financing activities	(239,000)

Net change in cash and cash equivalents	1,900,575

Cash and cash equivalents, beginning of year	1,051,239

Cash and cash equivalents, end of year	$2,951,814

Supplemental cash flow information:
Interest paid	$21,623
Noncash investing and financing activities:
Distribution of property and equipment to owner	$10,599

The accompanying notes are an integral part of these consolidated financial statements.

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Southwest Electronic Energy Corporation (SWE), together with its wholly-owned subsidiary, CLB, Inc. (CLB), both Texas corporations, was founded in 1964, and is located in Missouri City, Texas. SWE Disc. Inc., a Delaware corporation, is an Interest Charge Domestic International Sales Corporation and was formed on March 6, 2012. SWE, CLB, and SWE Disc. Inc. are hereinafter collectively referred to as the “Company”. The Company is engaged in the design, manufacturing, and distribution of custom battery packs, battery chargers, and electro-mechanical assemblies to its customers’ unique specifications. The Company’s approximately 400 customers include oil field services, seismic, pipeline inspection, military, remote monitoring and process control, marine, aerospace and homeland security. A majority of the Company’s customers are located in Texas.

Basis of Presentation – The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Basis of Consolidation – The consolidated financial statements include the accounts of SWE, CLB, and SWE Disc. Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Year – The Company followed a fiscal year end of March 31. As noted in Note 11, the Company changed its fiscal year end to a calendar year end. For the purpose of these consolidated financial statements, the financials will be for the twelve-month period ended January 1, 2018 to December 31, 2018.

Use of Estimates – The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, allowance for doubtful accounts and inventory valuation reserves, useful lives used in depreciation and amortization, income taxes, inputs used in estimating insurance, and environmental and legal obligations.

Revenue Recognition – Revenues from product sales are recognized when title passes to the customer, which is generally at the time of shipment. Revenue from services is recognized at the time the services are provided.

Cash and Cash Equivalents – The Company considers all highly liquid instruments purchased with an original maturity date of three months or less to be cash and cash equivalents.

Accounts Receivable – Accounts receivable are stated net of an allowance for doubtful accounts. The Company estimates the allowance for doubtful accounts based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay. At December 31, 2018, the Company had an allowance for doubtful accounts of $55,216.

Marketable Securities – The Company reviews its financial position, liquidity, and future plans in evaluating the criteria for classifying marketable securities. The marketable securities are classified as available-for-sale securities. Available-for-sale securities consist of all securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders’ equity until realized.

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018

Gains and losses on the sale of available-for-sale securities are determined using the specific identification method. Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

The fair value option allows entities to choose, at specified election dates, to measure eligible financial assets and financial liabilities at fair value that are not otherwise required to be measured at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The Company classifies all other available-for-sale securities in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 320, Investments – Debt and Equity Securities.

Inventory – Inventory, which consists primarily of battery cells, electronic equipment and various components, is stated at the lower of cost, using the specific identification method, or net realizable value. The Company maintains a reserve for inventory obsolescence and regularly evaluates its inventory. Items with no movement in 12 months or more are generally reserved or written off. The Company recorded an inventory obsolescence reserve of $181,275 at December 31, 2018.

Depreciation and Amortization – Property, plant and equipment are recorded at cost. Depreciation is computed using a straight-line method for financial statement purposes over their useful lives which generally range from three to twenty-five years. Leasehold improvements are amortized on a straight-line method over the lesser of the useful life of the asset or the remaining term of the lease. Significant improvements and betterments are capitalized if they extend the useful life of the asset. Minor expenditures for repairs and maintenance are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the other accounts and any resulting gain or loss is included in other income (expense) on the consolidated statement of income and other comprehensive income.

Impairment of Long-Lived Assets – Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flow, excluding interest, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. There was no impairment recognized as of December 31, 2018.

Patents and Trademarks – During 2007, the Company registered several patents and a trademark whose carrying values represent the costs incurred for related legal and filing fees. The patents are being amortized over 15 years while the trademark is evaluated for impairment on an annual basis.

Warranties – The Company accrues for standard warranty costs on rechargeable batteries based on historical trends in warranty charges. The accrual is reviewed regularly and periodically adjusted to reflect changes in warranty cost estimates. Estimated warranty charges are recorded within cost of sales at the time products are sold. The standard warranty accrual balance is included in accrued expenses on the consolidated balance sheet. The accrual balance amounted to approximately $61,000 at December 31, 2018.

Fair Value Considerations – The Company uses fair value to measure financial assets and liabilities and certain nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018

The fair value hierarchy established and prioritized fair value measurements into three levels based on the nature of the inputs. The hierarchy gives the highest priority to inputs based on market data from independent sources (observable inputs – Level 1) and the lowest priority to a reporting entity’s internal assumptions based upon the best information available when external market data is limited or unavailable (unobservable inputs – Level 3).

Those financial instruments recorded at cost in the accompanying consolidated balance sheet (primarily cash equivalents, receivables and payables) are carried at amounts which reasonably approximate their fair value.

Income Taxes – Income taxes are provided based on the liability method for financial reporting purposes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Uncertain tax positions are recognized in the financial statements only if that position is more-likely-than-not of being sustained upon examination by taxing authorities, based on the technical merits of the position. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.

The state of Texas margin tax applies to legal entities conducting business in Texas. The margin tax is based on Texas sourced taxable margin. The tax is calculated by applying a tax rate to a base that considers both revenues and expenses and, therefore, has the characteristics of an income tax. As of December 31, 2018, margin tax expense amounted to $10,000 and is included in income tax benefit, net on the consolidated statement of net income and other comprehensive income.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains deposits with financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk with these financial institutions on a continuing basis to mitigate this risk. The Company performs ongoing credit evaluations as to the financial condition of its customers. Generally, no collateral is required as a condition of sale. The Company provides an allowance for doubtful accounts based upon current customer conditions.

The Company maintains a credit insurance policy, which insures the Company against credit losses from sales made in the United States of America to several of its largest customers. Sales covered under the policy are subject to the specific credit limit for each customer, as defined in the insurance policy. The policy covered all of the year from January 1, 2018 to December 31, 2018 and was not renewed for the 2019 calendar year.

During 2018, sales to four customers represented 55% of total net sales and amounts due from these customers accounted for approximately 71% of total accounts receivable.

During 2018, purchases from two vendors totaled approximately 57% of total purchases and amounts due to these two vendors was approximately 49% of total accounts payable.

Recent Accounting Pronouncements – In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue From Contracts With Customers. This guidance outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry specific guidance.

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018

This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services.

In August 2015, the FASB issued ASU No. 2015-14, Revenue From Contracts With Customers: Deferral of the Effective Date. The amendment in this update defers the effective date of ASU No. 2014-09 for all entities by one year. Accordingly, this standard will be effective for private companies for annual reporting periods beginning after December 15, 2018. The Company is currently assessing the impact this new accounting standard will have on the consolidated financial statements and related disclosures.

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The new guidance makes targeted improvements to GAAP impacting equity investments (other than those accounted for under the equity method or consolidated), financial liabilities accounted for under the fair value election, and presentation and disclosure requirements for financial instruments, among other changes. The new guidance is effective for the nonpublic entities for annual reporting periods beginning after December 15, 2018, with early adoption prohibited other than for certain provisions. The Company is evaluating the impact that the new guidance would have on the consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which aims to make leasing activities more transparent and comparable and requires substantially all leases be recognized by lessees on their consolidated balance sheet as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. This ASU is effective for all interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The Company is currently evaluating the impact this new accounting standard will have on the consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments in this ASU replace the incurred loss model for recognition of credit losses with a methodology that reflects expected credit losses over the life of the loan and requires consideration of a broader range of reasonable and supportable information to calculate credit loss estimates. The amendments are effective for nonpublic companies for fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact this new accounting standard will have on the consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This update provides guidance on how to record eight specific cash flow issues, and how the predominant principle should be applied when cash receipts and cash payments have more than one class of cash flows. This standard is effective for fiscal years beginning after December 15, 2018 and interim periods beginning after December 15, 2019, with early adoption permitted. Adoption will be applied retrospectively to all periods presented. The Company is assessing the method of adoption and the impact this new accounting standard will have on the consolidated financial statements and related disclosures.

NOTE 2 – FAIR VALUE MEASUREMENTS

Securities classified as available for sale are reported at fair value utilizing Level 1 or Level 2 inputs. For those securities classified as Level 1, fair value is based upon quoted market prices, where available. For those securities classified as Level 2, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U. S. Treasury yield curve, live trading levels, trade execution data for similar securities, market consensus prepayments speeds, credit information and the bond’s terms and conditions, among other things.

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018

The table below presents assets measured at fair value on a recurring basis by level within the hierarchy at December 31, 2018:

	Quoted	Significant
	Market Prices	Other	Significant
	in Active	Observable	Unobservable	As of
	Markets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2018

Available-for-sale:
Equity securities	$2,772,279	$-	$-	$2,772,279
Mutual funds	988,145	-	-	988,145
Corporate bonds	-	160,155	-	160,155
Municipal bonds	-	579,998	-	579,998

Total available-for-sale securities, at fair value	$3,760,424	$740,153	$-	$4,500,577

NOTE 3 – MARKETABLE SECURITIES

The following is a summary of the Company’s marketable securities as of December 31, 2018:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Available-for-sale:
Equity securities	$2,811,088	$-	$(38,809)	$2,772,279
Mutual funds	1,050,392	-	(62,247)	988,145
Corporate bonds	165,445	-	(5,290)	160,155
Municipal bonds	578,351	2,290	(643)	579,998

Totals	$4,605,276	$2,290	$(106,989)	$4,500,577

The scheduled maturities of marketable securities at December 31, 2018 were as follows:

	Available-for-Sale Securities
	Amortized	Fair
	Cost	Value

Due in one year or less	$1,050,393	$988,144
Due from one year to five years	229,671	230,071
Due from five years to ten years	228,716	227,268
Due after ten years	285,408	282,815
Subtotal	1,794,188	1,728,298
Equity securities	2,811,088	2,772,279

Totals	$4,605,276	$4,500,577

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018

NOTE 4 – INVENTORY

Inventory consisted of the following at December 31, 2018:

Raw materials	$2,995,469
Work in progress	499,797
Finished goods	1,436,665
4,931,931
Less: reserve for obsolescence	(181,275)

Total inventory, net	$4,750,656

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2018:

Buildings and improvements	$8,198,057
Leasehold improvements	293,137
Furniture and fixtures	410,559
Machinery and equipment	986,055
Office equipment	817,821
Total depreciable property	10,705,629
Less: accumulated depreciation and amortization	(3,853,596)
Land	782,008

Total property, plant and equipment, net	$7,634,041

Depreciation expense totaled $590,494, of which $87,109 is included in cost of sales and $503,385 is included in operating expenses on the consolidated statement of income and other comprehensive income (loss) for 2018.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2018:

Trademarks	$2,470
Patents	27,325
29,795
Less: accumulated amortization	(21,855)

Intangible assets, net	$7,940

Amortization expense for 2018 totaled $1,817. Future amortization of the patents is expected to be $1,822 for each of the next two years and $1,826 in the subsequent year.

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company rents various office equipment, computer hardware, production equipment and vehicles from Royal Marine Leasing Company (RML). RML is owned 100% by the Company’s principal stockholder. During 2018, the Company incurred rent expense with RML in the amount of $319,286 (see Note 10).

During 2018, the Company made charitable contributions of $50,000 to a not-for-profit organization in which the Company’s principal stockholder is chairman of the Board of Directors.

NOTE 8 – INCOME TAXES

The components of income tax expense as of December 31, 2018 were as follows:

Federal – current	$34,890
Federal – deferred	73,907
State	10,000

Total income tax expense	$118,797

Deferred tax assets and liabilities at December 31, 2018 consisted of the following:

Deferred tax assets
Allowance for doubtful accounts	$11,595
Inventory obsolescence reserve	38,068
Unrealized losses on marketable securities	33,069
Charitable contributions	64,157
Inventory UNICAP adjustment	145,784
Other	26,496
Total deferred tax assets	319,169

Deferred tax liabilities
Book to tax depreciation	(250,140)
Total deferred tax liabilities	(250,140)

Total deferred tax assets, net	$69,029

NOTE 9 – EMPLOYEE BENEFIT PLAN

The Company has a safe harbor 401(k) retirement plan (the “Plan”) that covers all employees. Employees are eligible to participate in the Plan after 60 days of service and may elect to defer 1% to 100% of their compensation up to the maximum deferral of pretax annual compensation as defined by law.

The Company’s safe harbor matching contribution is currently equal to 100% of each participant’s salary deferral amount up to a maximum of 4%. The Company’s contributions for 2018 totaled $148,181.

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SOUTHWEST ELECTRONIC ENERGY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2018

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Litigation – From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No material amounts have been accrued in the financial statements with respect to any matters.

Operating Leases – As discussed in Note 7, the Company leases certain other assets from a related party under noncancelable operating lease agreements with varying maturities through December 2022. Rent expense for these leases totaled $319,286 for 2018.

Future minimum lease payments under the noncancelable operating leases are as follows:

For the Years Ending
December 31,	Amount

2019	$266,970
2020	212,496
2021	108,375
2022	21,175

Total	$609,016

NOTE 11 – SUBSEQUENT EVENTS

Effective January 1, 2019, the Company elected to change its status from a C corporation to an S corporation and effectively changed from a fiscal year-end to a calendar year-end.

On March 22, 2019, marketable securities held by the Company in the amount of $6,857,174 were liquidated and distributed to the stockholders, and securities amounting to $341,151 were transferred and distributed to the stockholders, proportionate to their respective investment percentages.

Effective March 28, 2019, the majority owner donated 100% of its shares to Southwest Electronic Energy Medical Research Institute (SWEMRI), resulting in SWEMRI having 100% ownership of SWE.

Effective May 1, 2019, SWEMRI transferred 100% of its shares in the Company through a business combination for an aggregate purchase price of $25,000,000 in cash, net of cash transferred and subject to customary post-closing working capital adjustments. The acquisition was completed pursuant to a Stock Purchase Agreement by and among Ultralife, SWE and SWEMRI (the “Seller”) and Claude Leonard Benckenstein, an individual (the “Shareholder”). The business combination was accounted for under the acquisition method of accounting. Under this method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. The excess cost over fair value of net assets acquired is recorded as goodwill. As of the date of this report, the Company is still in the process of completing the purchase price allocation and the supporting valuation of its assets to finalize the business combination.

Management has evaluated subsequent events through July 15, 2019, the date the consolidated financial statements were available to be issued.

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